NETHERLAND, SEWELL & ASSOCIATES, INC.
WORLDWIDE PETROLEUM CONSULTANTS
ENGINEERING • GEOLOGY • GEOPHYSICS • PETROPHYSICS

March 5, 2015

Mr. Richard M. Miller
Sanchez Production Partners LLC
1000 Main Street, Suite 3000
Houston, Texas 77008

Dear Mr. Miller:

In accordance with your request, we have enclosed our Consent of Independent Petroleum Engineers and Geologists for the Form 10-K Registration Statement to be filed by Sanchez Production Partners LLC with the U.S. Securities and Exchange Commission.

Our Consent is based on our review of the draft provided to us on March 4, 2015, and is conditioned upon there being no further changes made that relate to us in the Form 10-K. In the event your subsequent filings include further changes relating to our reserves estimates or our firm, we would like to review such changes and provide a new Consent letter.

Please send us a copy of the final Form 10-K when filed with the U.S. Securities and Exchange Commission. Please let us know if we can be of further assistance.

Sincerely,

/s/ Danny D. Simmons

Danny D. Simmons, P.E.
President and Chief Operating Officer

RBT:MGH

Enclosures

2100 ROSS AVENUE, SUITE 2200 • DALLAS, TEXAS 75201-2737 • PH: 214-969-5401 • FAX: 214-969-5411
1301 MCKINNEY STREET, SUITE 3200 • HOUSTON, TEXAS 77010-3034 • PH: 713-654-4950 • FAX: 713-654-4951
nsai@nsai-petro.com
netherlandsewell.com